                                                                   Exhibit 2.3


                            ASSET PURCHASE AGREEMENT
                            ------------------------

     ASSET PURCHASE AGREEMENT made as of this ____ day of July, 1997, by and among ROCK OF AGES CORPORATION, with a principal office located in Concord, New Hampshire (hereinafter referred to as the "Buyer"), JOHN E. KEITH, (hereinafter referred to as "JK") an individual residing in Hodgenville, Kentucky and ROY H. KEITH, JR., (hereinafter referred to as "RK") an individual residing in Elizabethtown, Kentucky, GLASGOW MONUMENT CO., INC., a Kentucky corporation ("GMC"), KEITH LETTERING AND SETTING CORPORATION, a Kentucky corporation ("KLS"), KEITH MONUMENT COMPANY, a Kentucky corporation ("KMC"), NATIONAL MEMORIAL CORPORATION, a Kentucky corporation ("NMC"), RIEHM-GERLACK MONUMENT CO., a Kentucky corporation ("RGM") and THE SNYDER CORPORATION, a Kentucky corporation ("SC") (hereinafter each of said corporations is sometimes referred to as a "Company" or a "Seller" and all of said corporations are sometimes collectively referred to as the "Companies" and as the "Sellers" and JK and RK are sometimes collectively referred to as the "Principal Shareholders").

                                    RECITALS:

     The Principal Shareholders own and/or control substantially all of the issued and outstanding shares of capital stock of the Companies except for KMC which is a wholly owned subsidiary of Keith National Corporation, a Kentucky corporation. The Companies are sometimes collectively referred to as the "KMC Group". The Buyer desires to purchase and assume, and the Sellers desire to sell and assign, substantially all of the assets and substantially all of the liabilities of the Sellers upon the terms and subject to the conditions of this agreement.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF ASSETS AND
                            ASSUMPTION OF LIABILITIES

     1.1 PURCHASE OF ASSETS. Subject to the terms and conditions of this agreement, the Sellers agree on the Closing Date (as hereinafter defined), to sell, assign, transfer, convey, and deliver to the Buyer, and the Buyer agrees on the Closing Date to purchase from the Sellers, all of the assets and properties of the Sellers (except for the Excluded Assets (as hereinafter defined)) wherever the same may be located, including without limitation the following (collectively referred to as the "Assets"):


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                    (a) All of Sellers inventories, including, without
          limitation, all raw materials, work in process, supplies and finished inventory in existence, as of the Closing Date;

                    (b) All of Sellers machinery, tooling, trade fixtures and leasehold improvements, motor vehicles, equipment, furniture, furnishings, fixtures, terminals, and accessories of all kinds, as such items exist as of the Closing Date; together with all drawings, specifications and instructions relating thereto;

                    (c) All of Sellers U.S. and foreign trademarks, trademark applications, servicemarks, copyrights, copyright applications, trade names, patents and patent applications, inventions, trade secrets and technical know-how and proprietary information (whether or not registered with any state or federal governmental agency);

                    (d) All of Sellers customer lists, labels, advertising and promotional materials, software owned by the Sellers, sales and other business records and reports, files, telephone numbers, and proprietary information;

                    (e) All of Sellers permits, licenses, certificates, approvals and notifications, governmental or otherwise;

                    (f) Each Seller's rights and obligations under all purchase orders, made or accepted by the Sellers with their customers and others for goods and services sold in the ordinary course of business consistent with past practices prior to the Closing (as defined below) which each Seller has not fulfilled by Closing, together with any accounts receivable and all prepaids for such orders;.

                    (g) All of the Seller's contract rights and benefits under any personal property and real property leases subject to the terms and conditions thereof;

                    (h) All of Sellers cash, accounts receivable, prepaids, insurances, instruments, general intangibles, goodwill, Businesses and similar property;

                    (i) All other personal property, tangible and intangible, and all KMC Group's Realty (as hereinafter defined) owned by Sellers;

                    (j) All books and records of the Sellers related to Sellers' Businesses (as hereinafter defined); and

                    (k) The Sellers' corporate names, except NMC may retain its name.


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     1.2 EXCLUDED ASSETS. Notwithstanding anything herein to the contrary, Buyer does not purchase, and Sellers do not sell, any of the assets listed on EXHIBIT
1.2 attached hereto (the "Excluded Assets"):

     1.3 LIABILITIES AND OBLIGATIONS ASSUMED. Buyer does hereby agree to assume at Closing and in writing, Sellers' obligations and liabilities set forth in the KMC Financial Statements and the KMC 1997 Financial Statements and Sellers' obligations and liabilities incurred in the ordinary course of business from the dates of the KMC 1997 Financial Statements up to the Closing Date (collectively referred to as the "Assumed Liabilities"), except for those listed in Section
1.4 below.

     1.4 LIABILITIES AND OBLIGATIONS NOT ASSUMED. Except for the liabilities of Sellers expressly assumed by Buyer in Section 1.3, Buyer shall not assume any liabilities, obligations or undertakings of Sellers of any kind or nature whatsoever, whether fixed or contingent, known or unknown, determined or determinable, including, without limitation: (a) those liabilities listed on
EXHIBIT 1.2 hereof; (b) all of Sellers interest bearing indebtedness, and obligations, including the amount due David DeMarcus and the Covenant Not to Compete amount due David DeMarcus both listed on EXHIBIT 1.2, all of which will be paid at the Closing pursuant to EXHIBIT 1.2 (the amounts thereof being herein sometimes referred to the "Loan Amount"); and (c) trade payables other than Existing Trade Payable (as defined below) (all of the liabilities and obligations of Sellers described in this Section being herein sometimes collectively referred to as the "Excluded Liabilities").

     1.5 BULK SALES. Buyer and Sellers each hereby waive compliance by the other with any applicable provisions of the bulk sales laws of the State of Kentucky because Buyer is assuming the obligations to Sellers' trade creditors existing as of the date of the KMC 1997 Financial Statements and incurred thereafter in the ordinary course of business (the "Existing Trade Payables"). Any trade payables other than the Existing Trade Payables are not part of the Assumed Liabilities, are not assumed by Buyer hereunder and shall remain the liabilities of Sellers and Sellers and Principal Shareholders agree to pay the same.

     1.6 CLOSING. The closing of the purchase and sale hereunder (the "Closing") shall take place at Skadden, Arps, Slate, Meagher & Flom, LLP, One Beacon Street, Boston, MA 02108-3194 at 10:00 A.M., Eastern Standard Time, on or before November 1, 1997, in accordance with the provisions of Article IV hereof after all of the conditions set forth in Article IV hereof shall be fulfilled or waived in accordance with this agreement and applicable law or at such other time, date and/or place as Sellers and Buyer may agree. The date and time at which the Closing actually occurs is referred to as the "Closing Date". The Closing Date can be extended automatically by Buyer for an additional thirty
(30) days to November 30, 1997, if an S-1 Registration for Buyer's IPO (as hereinafter defined) has been filed with the Securities and Exchange Commission on or before November 1, 1997 and on or before November 1, 1997 Buyer makes an additional TWENTY-FIVE THOUSAND AND no/100 DOLLARS ($25,000.00) addition to the Deposit with the Escrow Agent.

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     1.7 DETERMINATION OF AND ALLOCATION OF THE PURCHASE PRICE.

          (a) The purchase price for the Assets will be Sixteen Million Three Hundred Seventy-Five Thousand Dollars ($16,375,000.00) (the "Purchase Price"). The Purchase Price will be payable at the Closing. Buyer will subtract from the Purchase Price the Loan Amount and will pay the creditors of the Sellers owed the Loan Amount at the Closing. The difference between the Purchase Price and the Loan Amount is herein referred to as the "Balance of the Purchase Price." The Loan Amount and the Balance of the Purchase Price will be tentatively allocated to the Sellers and to the Assets and the Assumed Liabilities being purchased and assumed by Buyer from each Seller as set forth on EXHIBIT 1.7(a) and the Common Stock (as hereinafter defined) of Buyer being paid to certain Sellers as part of the Purchase Price shall be allocated to said Sellers as set forth in Section 1.8 below. The Loan Amount and the Balance of the Purchase Price, except for the Common Stock, will be reallocated by Buyer and Sellers at the Closing by an amendment to EXHIBIT 1.7(a) which will amend the allocations on EXHIBIT 1.7(a) when the final amount of the Loan Amount is calculated on or before the Closing Date.

          (b) One Hundred Thousand Dollars ($100,000.00) shall be deposited upon execution of this agreement by Buyer as an earnest money deposit (the "Deposit") in escrow with Whitlow & Scott (the "Escrow Agent"). The Deposit shall be held by the Escrow Agent in accordance with the terms of the escrow agreement (the "Escrow Agreement"), a copy of which is attached hereto as EXHIBIT 1.7(b), and paid by the Escrow Agent to Sellers as part of the Purchase Price at the Closing; provided that the Deposit shall (i) be immediately returned to the Buyer if the transaction contemplated by this agreement does not close because any of the Sellers or Principal Shareholders are in default of or have breached any of their representations, warranties, covenants or agreements set forth herein or any of the conditions to Closing for the benefit of Buyer are not met or waived in writing on the Closing Date; or (ii) paid to Sellers in accordance with the terms and conditions of the Escrow Agreement upon the failure by Buyer to close on the Closing Date (unless such failure is due to the nonfulfillment of any of Buyer's conditions to Closing set forth in Section 5.2 of this agreement), provided that Sellers and Principal Shareholders on the Closing Date are not in default of, nor have they breached any of, their representations, warranties, covenants or agreements set forth herein and all the conditions to Closing for the benefit of Buyer have been met or waived in writing on the Closing Date.

          (c) The parties agree to report the transactions contemplated by this agreement and to allocate the Purchase Price, for tax and accounting purposes in accordance with the allocations set forth on EXHIBIT 1.7(a) pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, ("Code") and the permanent and temporary Treasury Regulations thereunder.

     1.8 COMMON STOCK PORTION OF THE PURCHASE PRICE. The following portion of the Purchase Price will be paid with shares of Buyer's Common Stock: The number of shares of Buyer's Common Stock having an aggregate value of $1,500,000.00 (the "NMC Common


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Stock Consideration Amount," determined as provided in Section 1.10) shall be paid to NMC in part payment for a portion of the Assets being sold by it to Buyer. As noted above, except for the NMC Common Stock Consideration Amount and the allocation made to real estate and improvements thereto and thereon, to furniture, fixture and equipment and to motor vehicles, all the allocations set forth on EXHIBIT 1.7(a) are tentative and will be finalized on the Closing Date as set forth above in Section 1.7(a).

     1.9 PAYMENT OF PURCHASE PRICE. Upon the terms and subject to the conditions of this agreement, at the Closing:

          (a) Buyer shall deliver to each of the Sellers on the Closing Date by wire transfer in immediately available funds to a bank account designed in writing by each of the Sellers no later than three (3) business days prior to the Closing Date the amount of the Purchase Price payable in cash as set forth on EXHIBIT 1.7(a), to each Seller, less the amount of each Seller's Contribution to the Indemnity Fund (as hereinafter defined in Section 7.6 hereof) and shall pay in the same fashion the Loan Amount.

          (b) Buyer shall deliver to NMC the Common Stock equal to the Common Stock Share Amount (as defined in Section 1.10 below), registered in its name.

          (c) Each of the Sellers shall deliver to Buyer (i) a bill of sale and assignment with full warranties of title, warranty deeds and all other necessary instruments necessary to transfer title to its portion of the Assets and Assumed Liabilities, free and clear of all liens, claims pledges, encumbrances, charges, options proxies or restrictions of any kind or nature, except for Permitted Encumbrances (ii) its agreements, if any, listed in Article II, and (iii) funds for the payment of all sales, transfer, and similar taxes, if any, in respect to the sale, transfer and assignment of the Assets and Assumed Liabilities pursuant to this agreement, including without limitation, any transfer or gains taxes, to the extent Buyer has any liability for the collection thereof, to which the transactions contemplated hereby may be subject under the laws of the State of Kentucky; and each of the Principal Shareholders shall deliver to Buyer his agreements listed in Article II.

     1.10 COMMON STOCK OF BUYER. NMC agrees to acquire from Buyer and accept, in full payment of the NMC Common Stock Consideration Amount a number of shares of common stock of the Buyer ("Common Stock") having an aggregate value equal to the NMC Common Stock Consideration Amount with each share of the Common Stock to be valued for this purpose at the price per share of the Common Stock to the public in the Buyer's contemplated initial public offering (the "IPO") or the fair market value per share as determined on the Closing Date in good faith by the Buyer's Board of Directors if the IPO has not occurred on or before the Closing Date and the parties waive the IPO conditions set forth in Article V and elect to close (the "Common Stock Price"). The number of such shares to be delivered to NMC by Buyer and accepted by NMC shall be the quotient (the "Common Stock Share Amount") determined by dividing the NMC Common Stock Consideration Amount by the Common Stock Price. If the IPO occurs within one (1) year


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after the Closing, then the Common Stock Price will be recalculated using the
IPO price per share of the Common Stock to the public, the Common Stock Share Amount will be recalculated and the Buyer will deliver any additional shares of Common Stock required by said recalculated Common Stock Share Amount to NMC and NMC will return to the Buyer any shares it has received which exceed the recalculated Common Stock Share Amount rounded down to the nearest whole share of the Common Stock.


                                   ARTICLE II

                               FURTHER AGREEMENTS
                               ------------------

     2.1 EMPLOYMENT AGREEMENT FOR JK. At the Closing, Buyer and JK shall execute the Employment Agreement (the "JK Employment Agreement") substantially in the form thereof attached as EXHIBIT 2.1 hereto.

     2.2 EMPLOYMENT AGREEMENT FOR RK. At the Closing, Buyer and RK shall execute the Employment Agreement (the "RK Employment Agreement") substantially in the form thereof attached as EXHIBIT 2.2 hereto.

     2.3 STOCK SUBSCRIPTION AGREEMENT FOR NMC. Concurrently with the execution and delivery of this agreement, NMC and Buyer shall execute the Stock Subscription Agreement (the "NMC Stock Subscription Agreement") substantially in the form thereof attached hereto as EXHIBIT 2.3.

     2.4 INTENTIONALLY LEFT BLANK.

     2.5 ACQUISITION NONCOMPETE, NONSOLICITATION AND NONDISCLOSURE AGREEMENT FOR JK. At the Closing, Buyer and JK shall execute the Acquisition Noncompete, Nonsolicitation and Nondisclosure Agreement (the "JK Noncompete Agreement") substantially in the form attached hereto as EXHIBIT 2.5.

     2.6 ACQUISITION NONCOMPETE, NONSOLICITATION AND NONDISCLOSURE AGREEMENT FOR RK. At the Closing, Buyer and RK shall execute the Acquisition Noncompete, Nonsolicitation and Nondisclosure Agreement (the "RK Noncompete Agreement") substantially in the form attached hereto as EXHIBIT 2.6.

     2.7 LEASE AGREEMENT. At the Closing, Buyer and Keith & Keith shall execute the Lease Agreement (the "Lease Agreement") substantially in the form attached hereto as EXHIBIT 2.7.

     2.8 COVENANT NOT TO COMPETE FROM SELLERS. At the Closing, Sellers shall execute the Noncompete, Nonsolicitation and Nondisclosure Agreement (the "Covenant Not To Compete") substantially in the form attached hereto as EXHIBIT 2.8, prohibiting each Seller,


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and any corporation or entity, directly or indirectly, owned, controlled or affiliated with each Seller ("Affiliates") from competing with Buyer, or taking any of the other actions described therein, for a period of five (5) years from the Closing Date.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     3.1 GENERAL STATEMENT. The parties make the representations and warranties which are set forth in this Article III. The survival of all such representations and warranties shall be in accordance with Section 8.1 hereof. All representations and warranties of the parties are made subject to the exceptions, if any, which are noted in the respective schedules delivered by the parties to each other and accepted by the receiving party concurrently herewith and identified as, in the case of Section 3.2, the "Buyer's Disclosure Schedule," and in the case of Section 3.3, the "Sellers' Disclosure Schedule."

     3.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. Except as set forth below where certain representations and warranties are noted as specifically made to all Sellers, Buyer makes the following representations and warranties as of the date hereof and only to NMC with the intention that NMC and all the Sellers, as applicable, may rely upon the same, and acknowledges that the same are true and correct in all material respects on the date hereof and shall be true and correct in all material respects at the Closing Date, subject to changes therein occurring because of Buyer's conduct of its business in the ordinary course or occurring because of the Transactions as defined in EXHIBIT 3.2 attached hereto:

          (a) ORGANIZATION, POWER, ETC. Buyer represents and warrants to all Sellers that Buyer is a corporation, existing and in good standing under the laws of its state of incorporation. The Buyer has all requisite corporate power and authority to own and lease its respective properties and to carry on the business in which it is presently engaged (herein sometimes referred to as the "Business").

          (b) BUYER CAPITAL STOCK. On the date hereof the authorized capital stock of Buyer consists of 20,000,000 shares of Common Stock, 7,526,882 shares of which are issued and outstanding and of 1,000,000 shares of Serial Preferred Stock of which zero (0) shares are issued and outstanding. All stock of Buyer to be issued to NMC shall be duly authorized, validly issued, fully paid and non-assessable.

          (c) CORPORATE AUTHORITY. Buyer represents and warrants to all Sellers that the execution, delivery and performance of this agreement by it and consummation by it of the transactions contemplated herein have been duly authorized by all necessary corporate action and this agreement constitutes the legal, valid and binding obligation of Buyer in accordance with its terms.


                                      -7-


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          (d) BINDING NATURE AND EFFECT OF AGREEMENT. Buyer represents and warrants to Sellers that the execution, delivery and performance of this agreement by it and consummation by it of the transactions contemplated herein do not, to the best of its knowledge, require the consent, waiver, approval, license or authorization of any person or public authority which will not be obtained prior to or at the Closing Date; to the best of its knowledge, after due inquiry, this agreement does not violate, with or without the giving of notice and/or the passage of time, any provision of law applicable to it and does not conflict with or result in a breach or termination of any provision of, or constitute a default in or under, or result in the creation of any lien, charge or encumbrance upon any of its property or assets pursuant to any corporate charter provision, bylaw, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, and, to the best of its knowledge, after due inquiry, any decree, statute, regulation or any other restriction of any kind or character to which the it is a party or by which it or any of its assets and properties are bound.

          (e) FINANCIAL STATEMENTS. Buyer has furnished to NMC the draft audit of Rock of Ages Corporation and Subsidiaries consolidated financial statements as of December 31, 1996 and 1995, together with a Schedule of Material Inter-Company Transactions (the foregoing financial data shall be collectively referred to as the "Financial Statements" and are attached hereto as EXHIBIT 3.2(e). The Financial Statements were furnished to NMC solely for the purposes set forth therein.

          (f) TAX MATTERS. Buyer has duly filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all Returns (as defined in Section 3.3(e)(i) hereof) required to be filed and has paid in full all Taxes (as defined in Section 3.3(e)(xii) hereof), assessments or deficiencies shown to be due on such Returns or claimed to be due by any taxing authority and all such Returns as filed or as amended or to be amended prior to the Closing Date accurately and completely report the Taxes due to any such taxing authority. Buyer has not executed or filed with the Internal Revenue Service or any other taxing authority (domestic or foreign) any agreement extending the period for assessment or collection of any Taxes. Buyer is not a party to any pending action or proceeding nor, to the best of its knowledge, is any action or proceeding threatened by any governmental authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it. The provisions for Taxes shown in the Financial Statements (if any) are and will be adequate to cover the respective liabilities of Buyer as of the date thereof for all Taxes of Buyer.

          (g) TITLE TO ASSETS, ABSENCE OF LIENS AND ENCUMBRANCES. Buyer has good and marketable title to all of its assets, subject to liens, claims and encumbrances as set forth in the Financial Statements, those incurred since the date thereof in the ordinary course of business and to those incurred in the Transactions.

          (h) LITIGATION. Except as set forth on EXHIBIT 3.2(h), Buyer has not been notified of, and is not a party to, any material actions, suits, proceedings or investigations

(including any environmental, building or safety investigation) pertaining to its assets or Business; nor does Buyer have any knowledge of, nor reasonable grounds to have knowledge of, any claim or state of facts which may lead to, or constitute a threat of, any material investigation, claim, proceeding, or litigation, against Buyer or its assets or Business. There are no orders, judgments or decrees of any court or governmental agency relating to Buyer which would prevent, impede or make illegal the consummation of the transactions contemplated herein or which would have a material adverse effect upon Buyer.

          (i) LABOR CONTROVERSIES. To the best of Buyer's knowledge, there are no material controversies between it and any of its employees, no material unresolved labor practice proceedings or disputes and no material labor arbitration proceedings pending or threatened, and there are no organizational efforts presently being made or, to the best of Buyer's knowledge, after due inquiry, threatened involving any of its non-union employees. Buyer has complied in all material respects with all federal, state and local laws and orders relating to the employment of labor, and all laws governing wages, hours, collective bargaining, the payment of social security, withholding and similar taxes, equal employment opportunity, employment discrimination and immigration and naturalization; and Buyer is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There is no claim of employment discrimination or sexual harassment pending or, to the best of Buyer's knowledge, after due inquiry, threatened against it, or any strike, dispute, slowdown or stoppage pending or, to the best of Buyer's knowledge, threatened against or involving it.

          (j) PATENTS, TRADEMARKS, ETC. No one has made or, to the best of Buyer's knowledge, after due inquiry, threatened to make any claims that it has wrongfully used or appropriated, or infringed upon any patent, patent license, trade name, trademark, servicemark, brandmark, brand name, copyright, know-how, trade secret or other proprietary or trade rights of any third party. No director, officer, shareholder or employee of Buyer owns or has owned, directly or indirectly, in whole or in part, any patents, trademarks, trade names, servicemarks, brandmarks, brand names, copyrights, registrations or applications thereof or interests therein which Buyer has used or is using or the use of which is necessary for its Business.

          (k) BOOKS AND RECORDS. The books, records and working papers of Buyer, to the extent such books and records relate to its Business, are in all material respects complete and correct, have been maintained in accordance with sound business practices, and accurately reflect the basis for the financial condition and results of operations of Buyer as set forth in the Financial Statements.

          (l) PERMITS, AUTHORIZATIONS, ETC. Buyer has all material approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies, whether federal, state or local, reasonably required to permit the operation of its Business as heretofore and as presently conducted, and all of the same will survive the consummation of the transactions contemplated by this agreement. Buyer has not received any written notice


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of any license or permit which will have to be acquired in the future in order for its Business to be operated by as heretofore and presently conducted.

          (m) COMPLIANCE WITH APPLICABLE LAW. Buyer has not received any written notice that it is in material violation of any foreign or domestic (federal, state or local) law, ordinance, regulation, order or requirement including without limitation Environmental Laws (as defined in EXHIBIT 3.2(m)) relating to its Business. Buyer has not received any written notice that it or its assets used in the operation of its Business is in material violation of any state and local building, zoning, subdivision, land use, Environmental Laws and other laws, ordinances and regulations. There are no federal, state, municipal, public zoning or other restrictions that will prevent the utilization of any property owned or leased by Buyer in connection with its Business for the purposes presently used, and there are no condemnation proceedings pending or, to the best of its knowledge, threatened against any such property.

          (n) EMPLOYEE PLANS. Buyer will make made available upon written request for examination by NMC true, correct and complete copies of:

                    (i) the most recent Internal Revenue Service determination letter relating to each of Buyer's pension, profit-sharing, stock bonus or other deferred compensation arrangements, if any, for which a letter was obtained except for any multi-employer plans sponsored by Buyer, (each a "Plan" and collectively the "Plans");

                    (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules of each Plan sponsored by Buyer with respect to which the same are required, as filed pursuant to applicable law; and

                    (iii) all plan documents, as amended to date, summary plan descriptions and summaries of material modifications with respect to each Plan sponsored by Buyer, as well as the most recent financial statements of each of such plans.

With respect to each of such Plans as to which an Annual Report (Form 5500 series) is required to be filed, no liabilities as of the date of such Annual Report exist unless specifically referred to in the most recent such Annual Report, and no material change has occurred with respect to the matters covered by the last Annual Report since the date thereof. Buyer does not know, nor have any reasonable grounds to know, of any "prohibited transaction," as such term is defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), which has been engaged in by Buyer or by any Plan sponsored by Buyer, any trust created thereunder or any trustee, administrator or other fiduciary thereof, or which would subject such Plan or any such entity, or any party dealing with such Plan or any such trust, to the sanctions imposed by ERISA or the tax on prohibited transactions imposed by Section 4975 of the Code. There are no actions, suits or claims


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pending or, to the best of Buyer's knowledge, after due inquiry, threatened against any of the Plans or any administrator or fiduciary thereof. Neither any of the Plans nor any said trust have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or Section 412(a) of the Code (whether or not waived), since the Closing Date of ERISA. The terms and operation of each of the Plans have complied to the extent required with the provisions of Section 401(a) of the Code and with ERISA, and all reports and notices required by ERISA or the Code have been duly filed or given. Buyer shall make available for examination by JK or RK a list of all of Buyer's Plans subject to Title IV of ERISA and all trusts created thereunder which have been terminated, and all "reportable events," as that term is defined in Section 4043 of ERISA, if any. Except as may be specified in Buyer's Disclosure Schedule hereto, none of Buyer's Plans and no such trust has been terminated, nor has any such "reportable event" occurred with respect to any such Plans since the effective date of ERISA. The present value, on a plan termination basis, of all benefits accrued under each Plan sponsored or contributed to by Buyer and subject to Title IV of ERISA did not, as of the most recent valuation date, exceed the fair market value of the assets of such plan as of such date.

          (o) INVENTORY. All of the inventory of Buyer consists of materials of a quality and quantity usable and salable in accordance with Buyer's normal pricing and sales practices.

          (p) LIST OF PROPERTIES, CONTRACTS AND OTHER DATA. Buyer will deliver on the written request of NMC a true and complete list, which list shall be updated and amended as of the Closing Date if requested, in writing, setting forth the following:

                    (i) all material intellectual property and all other material proprietary information owned by Buyer, and copies of all other material agreements to which Buyer is a party which relate to any material proprietary rights affecting its assets;

                    (ii) all policies of insurance insuring Buyer's assets; and

                    (iii) all material contracts, agreements, leases, understandings and commitments to which Buyer is a party, or to which any of its assets are subject and which involve a payment or an amount in excess of $100,000.

True and complete copies of all documents referred to in such list will be provided to NMC and their counsel upon their written request as part of their due diligence. All such material contracts, agreements, rights, leases, obligations and commitments are valid and enforceable in accordance with their respective terms, except as such enforceability may be affected by bankruptcy or similar laws affecting the rights of creditors generally and by general principles of equity, for the periods stated therein.

          (q) INDUSTRY AND GOVERNMENTAL EVENTS. Buyer is not aware of any future events, loss of customers or suppliers that may materially affect Buyer and/or its Business and financial affairs either prior to or subsequent to the Closing Date. Buyer has received no written notice of any change or any pending or contemplated condemnation or change of zoning, subdivision, land use, environmental or other statutes, or regulations or court or administrative rulings or other governmental action materially affecting Buyer.

          (r) NO DEFAULTS. There currently are no defaults by Buyer or acts or events which, with the passage of time or giving of notice, or both, could become defaults by it under any indebtedness, indenture, mortgage, deed of trust, security deed, security agreement or other instrument.

          (s) ACCURACY AND OMISSIONS. None of the information and documents furnished or to be furnished or made available for inspection for NMC by Buyer pursuant to the provisions of this agreement is or will be false or misleading, or contains or will contain any material misstatement of fact or omits or will omit to state any material fact required to be stated to make the statements therein not misleading.

     3.3 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Sellers and Principal Shareholders, jointly and severally, make the following representations and warranties to Buyer, in each case with the intention that it may rely upon the same and acknowledge that the same are true and correct and shall be true and correct at the Closing Date:

          (a) ORGANIZATION, POWER, ETC. Each member of the KMC Group is a corporation existing and in good standing under the laws of the state of Kentucky. Each member of the KMC Group has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business (hereinafter the business of each member of the KMC Group is sometimes referred to as its "Business" and all their businesses are sometimes collectively referred to as the "Businesses"). The copies of the Articles of Incorporation and By-Laws, as amended to date, of each member of the KMC Group, which have been delivered by Sellers to Buyer, are complete and correct. None of the members of the KMC Group, except KNC which has KMC as a wholly owned subsidiary, have any subsidiaries. To the best of Sellers and Principal Sellers' knowledge, after due inquiry, each member of the KMC Group is registered to do business in each state where the nature of its business activities or the location of its assets or employees makes such registration necessary.

          (b) BINDING NATURE, EFFECT OF AGREEMENT AND AUTHORITY. Except as set forth on Sellers Disclosure Schedule, Sellers and Principal Shareholders represent and warrant that the execution, delivery and performance of this agreement by Sellers and Principal Shareholders and consummation by each of them of the transactions contemplated herein do not and will not (i) require the consent, waiver, approval, license or authorization of any person or public authority which will not be obtained prior to or at the Closing Date, (ii) to the best of their knowledge, after due inquiry, violate, with or without the giving of notice and/or the passage of time, any provision of law applicable to them, or
(iii) conflict with or result in a breach or termination of any provision of, or constitute a default or violation under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of any member of the KMC Group pursuant to, any corporate charter or articles of incorporation provision, bylaw, mortgage, deed of trust, indenture or other agreement or instrument, or any order or judgment, or, to the best of their knowledge, after due inquiry, any decree, statute, regulation or any other restriction of any kind or character, to which any member of the KMC Group are or were a party or by which any member of the KMC Group or any of their assets and properties are bound. The execution, delivery and performance of this agreement by them and consummation by them of the transactions contemplated herein have been duly authorized by all necessary actions and this agreement constitutes their legal, valid and binding obligation enforceable against them in accordance with its terms.

          (c) INSURANCE. Each Seller has maintained and will continue to maintain until the Closing Date the property, casualty, liability, extended coverage and other insurance described in EXHIBIT 3.3(c) attached hereto, including insurance on each Seller's portion of the Assets, including, without limitation, tangible personal property and on KMC Group Realty (as hereinafter defined), whether owned or leased, against loss or damage by fire or other casualty, in amounts equal to or in excess of One Hundred Percent (100%) of the replacement value thereof, subject to current deductibles; all such insurance is in full force and effect on the date of this agreement, is carried in reputable companies authorized to do business in Kentucky and is in amounts and with coverages normally and customarily carried by similar business doing business in the areas where each Seller does business and all such insurance can be assigned to Buyer at the Closing without any cost or expense to Buyer.

          (d) FINANCIAL STATEMENTS. Sellers and Principal Shareholders have furnished to Buyer true and complete balance sheets of each member of the KMC Group for its prior three (3) fiscal years and the related statements of operations, stockholders equity and cash flows, including the notes thereto, each dated as shown on EXHIBIT 3.3(d) attached hereto (the foregoing financial data shall be collectively referred to as the "KMC Financial Statements" and are attached hereto as EXHIBIT 3.3(d)). The balance sheets dated as of each member of the KMC Group's most recent fiscal year end (the "Balance Sheet Date") make full and adequate provision for all direct and indirect material obligations and liabilities (fixed or contingent) as of such Balance Sheet Date and the members of the KMC Group have no direct or indirect material obligations or liabilities (fixed or contingent) not reflected or reserved against on such balance sheets. The KMC Financial Statements, taken as a whole, fairly and accurately present the financial position and results of operations of each of the members of the KMC Group, in all material respects, as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principals applied on a consistent basis. Sellers and Principal Shareholders have also furnished to Buyer each KMC Group member's balance sheet as of June 30, 1997 and the related statements of operations, stockholders equity and cash flows, including the notes thereto, for the period then ended (the "KMC 1997 Financial Statements"). The KMC 1997 Financial

Statements are materially complete and correct, taken as a whole, fairly present the consolidated financial position and results of operations of each member of the KMC Group in all material respects, as of the date and for the period indicated and have been prepared in conformity with generally accepted accounting principals applied on a consistent basis. Except as disclosed in the Shareholders Disclosure Schedule, elsewhere herein or in the KMC 1997 Financial Statements, there have been no material changes (other than in the ordinary course of business) in each member of the KMC Group's obligations and liabilities since the date of each member's most recent fiscal year end.

          (e) TAX MATTERS. With respect to Taxes (as defined in Clause (xi) and
(xii) hereof):

                    (i) Each member of the KMC Group has filed, within the time and in the manner prescribed by law, all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed under federal, state, local or any foreign laws by each such member, and all such Returns are true, correct and complete in all material respects.

                    (ii) Except as set forth in the Sellers' Disclosure Schedule, each member of the KMC Group has within the time and in the manner prescribed by law, paid (and until the Closing Date will, within the time and in the manner prescribed by law, pay) all Taxes that are due and payable.

                    (iii) Each member of the KMC Group has established (and until the Closing Date will establish) on their respective books and records and on KMC 1997 Financial Statements reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all Taxes not yet due and payable.

                    (iv) There are no liens for Taxes upon the assets of any member of the KMC Group's except liens for Taxes not yet due.

                    (v) Except as set forth in the Sellers' Disclosure Schedule (which shall set forth the type of return, date filed, and date of expiration of the statute of limitations), (i) the statute of limitations for the assessment of federal income taxes has expired for all federal income tax returns of each member of the KMC Group or such returns have been examined by the Internal Revenue Service for all periods through December 31, 1994; (ii) the statute of limitations for the assessment of state, local and foreign income taxes has expired for all applicable Returns of each member of the KMC Group or such Returns have been examined by the appropriate tax authorities for all periods through December 31, 1994; and (iii) no deficiency for any Taxes has been proposed, asserted or assessed against any member of the KMC Group which has not been resolved and paid in full.

                    (vi) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns that have been given by any member of the KMC Group.

                    (vii) Except as set forth in the Sellers' Disclosure Schedule (which shall set forth the nature of the proceeding, i the type of return, the deficiencies proposed or assessed and the amount thereof, and the taxable year in question), no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns.

                    (viii) No member of the KMC Group is a party to any tax-sharing or allocation agreement, nor does any member of the KMC Group owe any amount under any such agreement.

                    (ix) No member of the KMC Group will be liable for any Taxes under Section 4972 of the Code for contributions made by any member to any Plans (as defined in Section 3.2(m)).

                    (x) Each member of the KMC Group has complied (and until the Closing Date will comply) in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 or 1442 of the Code or similar provisions under any foreign laws) and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

                    (xi) No member of the KMC Group has ever been (nor has any liability for unpaid Taxes because any of them once was) a member of an "affiliated group" within the meaning of Section 1502 of the Code during any part of any consolidated return year except for the current liability for taxes for the 1997 fiscal year of KMC and KNC.

                    (xii) For purposes of this agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, customs duties, fees, assessments or charges of any kind whatsoever (together within any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority (domestic or foreign) upon or payable by the party in question or any subsidiary thereof.

          (f) TITLE TO ASSETS, ABSENCE OF LIENS AND ENCUMBRANCES. Each member of the KMC Group has good, marketable and insurable title to all of its respective portion of the Assets, and except as set forth in any of the financial statements set forth in Section 3.3(d) above or on the Sellers' Group Disclosure Schedule, such title is free and clear of all liens, claims and encumbrances and rights of other parties relating to its assets or its Business. The matters set forth on EXHIBIT 3.3(f) attached hereto which affect each Seller's title to its respective portion of the Assets and agreed to be accepted by Buyer are herein sometimes referred to as the "Permitted Encumbrances." EXHIBIT 3.3(f) sets forth an accurate and complete description of all of each member of the KMC Group's real estate and interests therein, including leasehold interests, ("KMC Group's Realty"). Each member of the KMC Group owns or leases all assets and property required to operate its Business in the ordinary course and to the extent any thereof are leased, EXHIBIT 3.3(f) sets forth the terms of such lease and the other parties thereto, none of such leases will be breached or violated by the transactions contemplated by this agreement and all of such leases can be assigned to Buyer at the Closing. Except as set forth on EXHIBIT 3.3(f), no director, officer, shareholder, or employee of any member of the KMC Group, or any relative of any of them, owns or has owned, directly or indirectly, in whole or in part, or leases or has leased, to any member of the KMC Group any asset which any member of the KMC Group uses or has used or the use of which is necessary for its Business. The Assets are good condition and repair and will be in good condition and repair on the Closing Date.

          (g) LITIGATION. Except as set forth in the Sellers' Disclosure Schedule, none of the members of the KMC Group nor the Principal Shareholders have been notified of, and none of the KMC Group or the Principal Shareholders are a party to, any actions, suits, proceedings or investigations (including any environmental, building or safety investigation) pertaining to them or their assets or Businesses, nor do Sellers or Principal Shareholders have any knowledge of, nor reasonable grounds to have knowledge of, any claim or state of facts which may lead to, or constitute a threat of, any investigation, claim, proceeding, or litigation, relating to Principal Shareholders or any member of the KMC Group or their assets or Business. There are no orders, judgments or decrees of any court or governmental agency relating to Principal Shareholders or any member of the KMC Group, which would prevent, impede or make illegal the consummation of the transactions contemplated herein or which would have a material adverse effect on Principal Shareholders or any member of the KMC Group.

          (h) LABOR CONTROVERSIES. Except as set forth in EXHIBIT 3.3(h), no member of the KMC Group is a part to any collective bargaining agreements, labor agreement, affirmative action program or other agreement or program affecting any such member's employees or its business. There are no controversies between any member of the KMC Group and any of said member's employees, no unresolved labor practice proceedings or disputes and no labor arbitration proceedings pending or threatened relating to any such member with respect to its Business, and there are no organizational efforts presently being made or to the best of each member's actual knowledge, after due inquiry, threatened involving any of member's employees involved in the Businesses. Each Seller and to the best of each Seller's actual knowledge, after due inquiry, all of its employees, have complied with all federal, state and local laws and orders relating to the employment of labor, including, without limitation ERISA and all laws governing wages, hours, collective bargaining, the payment of social security, withholding and similar taxes, equal employment opportunity, employment discrimination, disability, family leave and immigration and naturalization, including, without limitation, Executive Order 11246, governing affirmative action, the Rehabilitation Act of 1973, the Vietnam-Era Veterans' Readjustment Assistance Act of 1974, the Drug-Free Workplace Act, the Americans With Disabilities Act of 1990, the Age Discrimination in Employment Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act, the Worker Adjustment and Retaining Notification Act, the Social Security Act, the Department of Transportation Drug-Testing Rules, the Employee Polygraph Protection Act of 1988, the Equal Pay Act, the Kentucky Human Rights Law, the AIDS Testing Confidentiality Act, the Rights of Persons with Disabilities Act, the Nondiscrimination Against Genetic Disorders Act, the Employee's Protection from Discrimination for Engagement in Legal Activities Law, the Equal Rights Law, the Adoptive Parents' Child Care Leave Law, and the Employment Agency Discrimination Law, and is not subject to any governmental or private claims, proceedings, investigations, lawsuits or other actions alleging violation of or failure to comply with any of the foregoing nor is any Seller liable for any arrears of wages, or any taxes or penalties for failure to comply with any of the foregoing or any judgements, orders, damage awards or other sanctions. Each member of the KMC Group has enjoyed a satisfactory employer-employee relationship with its respective employees, past and present. There is no claim under any law regulating employees or their employment pending or to the best of each Seller's actual knowledge, after due inquiry, threatened against any Seller, nor any strike, dispute, slowdown or stoppage pending or threatened against or involving any Seller.

          (i) PATENTS, TRADEMARKS, ETC. No one has made or, to the best of the Sellers and Principal Shareholders' knowledge, after due inquiry, threatened to make any claims that any member of the KMC Group has wrongfully used or appropriated or infringed upon, any patent, patent license, trade name, trademark, servicemark, brandmark, brand name, copyright, know-how, trade secret or other proprietary or trade rights of any third party. No director, officer, shareholder or employee of any member of the KMC Group owns or has owned, directly or indirectly, in whole or in part, any patents, trademarks, trade names, servicemarks, brandmarks, brand names, copyrights, registrations or applications thereof or interests therein which any member of the KMC Group has used or are using or the use of which is necessary for their Businesses.

          (j) BOOKS AND RECORDS. The financial books, records and working papers of each member of the KMC Group are in all material respects complete and correct, have been maintained in accordance with sound business practices, and accurately reflect the basis for the financial condition and results of their operations as set forth in their financial statements set forth in Section 3.3(d) above. Each member of the KMC Group maintains financial books, records and working papers which are in all material respects complete and correct, have been maintained in accordance with sound business practices and accurately reflect the basis for the financial condition and results of their operations as set forth in their financial statements set forth in Section 3.3(d) above.

          (k) PERMITS, AUTHORIZATIONS, ETC. Each member of the KMC Group has all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies, whether federal, state or local, required to permit the operation of its Business as heretofore and as presently conducted, and all of the same will survive their assignment to Buyer and the consummation of the transactions contemplated by this agreement. No member of the KMC Group received any notice of any license or permit which will have to be acquired in the future in order for its Business to be operated as heretofore and as presently conducted. Set forth in EXHIBIT 3.3(k) is a list of all licenses, permits and approvals necessary for each member of the KMC Group to conduct its Business as presently being conducted, including all licenses and permits as are required by any federal, state and local law, rule and regulation.

          (l) COMPLIANCE WITH APPLICABLE LAW. No member of the KMC Group has received any notice that it or any other member of the KMC Group are, and none of the members of the KMC Group have received any notice that it or any other member of the KMC Group is in violation of any foreign or domestic (federal, state or local) law, ordinance, regulation, order or requirement including Environmental Laws, relating to their Businesses. No member of the KMC Group has received any notice that, KMC Group's Realty or its assets are in violation of any state and local building, zoning, subdivision, land use, Environmental Laws and other laws, ordinances and regulations. No member of the KMC Group has ever received any notice of any federal, state, municipal, public zoning or other restrictions that will prevent the utilization of any property owned or leased by it for the purposes presently used, and there are no condemnation proceedings pending or, to the best of its knowledge, threatened against any such property. No member of the KMC Group is in violation of any foreign or domestic (federal, state or local) law, ordinance, regulation, order or requirement including Environmental Laws.

          (m) EMPLOYEE PLANS. Sellers and Principal Shareholders have heretofore delivered to the Buyer true, correct and complete copies of:

                    (i) the most recent Internal Revenue Service determination letter relating to each member of the KMC Group's pension, profit-sharing, stock bonus or other deferred compensation arrangements, if any, listed in EXHIBIT 3.3(m) hereto for which a determination letter was obtained or for which no such letter was obtained except for any multi-employer plans sponsored by any of them (each a "Plan" and collectively the "Plans");

                    (ii) the most recent Annual Report (Form 5500 series) and accompanying schedules of each Plan currently sponsored by any of them, with respect to which the same are required, as filed pursuant to applicable law; and

                    (iii) all plan documents, as amended to date, summary plan descriptions and summaries of material modifications and all plan termination documentation with respect to each Plan and employee welfare plan presently or in the past sponsored by any member of the KMC Group, as well as the most recent financial statements of each of such plans, except for the multi-employer plans referred to below.

With respect to each of such Plans as to which an Annual Report (Form 5500 series) is required to be filed, no liabilities as of the date of such Annual Report exist unless specifically referred to in the most recent such Annual Report, and no material change has occurred with respect to the matters covered by the last Annual Report since the date thereof. Sellers and Principal Shareholders do not know, nor have any reasonable grounds to know, of any "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, which has ever been engaged in by any shareholder, or any member of the KMC Group, or by any Plan sponsored by any member of the KMC Group, any trust created thereunder or any trustee, administrator or other fiduciary thereof, or which would subject such Plan or any such entity, or any party dealing with such Plan or any such trust, to the sanctions imposed by ERISA or the tax on prohibited transactions imposed by Section 4975 of the Code. There are no actions, suits or claims pending or, to the best of Sellers and Principal Shareholders' knowledge after due inquiry, threatened, against any of the Plans or any administrator or fiduciary thereof. Neither any of the Plans nor any of said trusts have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or Section 412(a) of the Code (whether or not waived), since the date of ERISA. The terms and operation of each of the Plans have complied to the extent required with the provisions of
Section 401(a) of the Code and with ERISA, and all reports and notices required by ERISA or the Code have been duly filed or given. Sellers and Principal Shareholders shall deliver to the Buyer a list of all of the members of the KMC Group's Plans subject to Title IV of ERISA and all trusts created thereunder which have been terminated, and all "reportable events," as that term is defined in Section 4043 of ERISA. Except as may be specified in EXHIBIT 3.3(m) hereto, none of such Plans and no such trust has been terminated, nor has any such "reportable event" occurred with respect to any such Plans since the effective date of ERISA. The present value, on a plan termination basis, of all benefits accrued under each Plan sponsored or contributed to by any member of the KMC Group and subject to Title IV of ERISA did not, as of the most recent valuation date, exceed the fair market value of the assets of such Plan as of such date.

No members of the KMC Group have ever been sponsors of, and/or a contributing employer to, a multi-employer pension plan subject to the provisions of Section 4201, ET SEQ., of ERISA; or if they have, they have never incurred any withdrawal liability thereunder, nor will they incur any such liability as a result of the consummation of any of the transactions contemplated by this agreement; or if they will, at or prior to the Closing Date, they will pay or otherwise satisfy such liability in full and/or establish an escrow fund or secure a bond in an appropriate amount with respect to the same with an escrow agent and/or a bonding company reasonably satisfactory to the Buyer and in a manner agreeable to applicable law. No member of the KMC Group has ever been a sponsor of, or a contributing employer to, a single employer pension plan subject to the provisions of Section 4041, ET SEQ., of ERISA; nor has it ever incurred any liability thereunder or under Section 4062, ET SEQ., of ERISA, nor will it incur any such liability as a result of the consummation of any of the transactions contemplated by this agreement; or if any of them will, at or prior to the Closing Date, they will pay or otherwise satisfy such liability in full and/or establish an escrow fund or secure a bond with respect to the same as provided in the preceding sentence.

          (n) INVENTORY. All of the inventory of each member of the KMC Group consists of materials of a quality and quantity usable and salable in accordance with each member's normal pricing and sales practices.

          (o) LIST OF PROPERTIES, CONTRACTS AND OTHER DATA. Prior to the execution of this agreement or concurrently herewith, Sellers and Principal Shareholders have delivered or will deliver to the Buyer a true and complete list (designated for purposes of this agreement as EXHIBIT 3.3(o)), which list shall be updated and amended as of the Closing Date, setting forth the following:

                    (i) all intellectual property and all other proprietary information owned by each member of the KMC Group, and copies of all other material agreements to which each member of the KMC Group are a party which relate to any proprietary rights affecting their assets; and

                    (ii) all contracts, agreements, mortgages, promissory notes, loan facilities, leases, understandings and commitments to which each member of the KMC Group is a party, or to which any of its assets are subject, except those involving not more than $5,000 on an annual basis.

True and complete copies of all documents referred to in such list have been or will be provided to Buyer and its counsel upon their request as part of Buyer's due diligence. All such documents, rights, leases, obligations and commitments are valid and enforceable in accordance with their respective terms, except as such enforceability may be affected by bankruptcy, or similar laws affecting the rights of creditors generally and by general principles of equity, for the periods stated therein and there is not, under any of them any existing default or event of default or any event which with notice and/or lapse of time would constitute a default nor will the consummation of the transactions contemplated by this agreement cause a default or constitute an event of default under any of them.

          (p) INDUSTRY AND GOVERNMENTAL EVENTS. Neither Sellers nor Principal Shareholders, nor any member of the KMC Group, are aware of any future events, loss of customers or suppliers, that may materially affect any member of the KMC Group and/or their Businesses and financial affairs either prior to or subsequent to the Closing Date. No member of the KMC Group has received any notice of any pending or contemplated condemnation or any change of zoning, subdivision land use, environmental or other statutes, or regulations or court or administrative rulings or other governmental action affecting KMC Group's Realty.

          (q) NO DEFAULTS. There currently are no defaults by any member of the KMC Group or acts or events which, with the passage of time or giving of notice, or both, could become defaults by any of them under any indebtedness, indenture, mortgage, deed of trust, security deed, security agreement or other instrument or agreements, except as set forth in EXHIBIT 3.3(q).

          (r) ACCURACY AND OMISSIONS. None of the information and documents furnished or to be furnished or made available for inspection by Principal Shareholders, or any member of the KMC Group pursuant to the provisions of this agreement is or will be false or misleading, or contains or will contain any material misstatement of fact or omits or will omit to state any material fact required to be stated to make the statements therein not misleading.


                                   ARTICLE IV

                 PRE-ACQUISITION AND POST-ACQUISITION COVENANTS
                 ----------------------------------------------

     4.1 CONDUCT OF KMC GROUP'S BUSINESSES PENDING CLOSING. For the period commencing from and after the date hereof until the Closing Date or the earlier termination of this agreement (hereinafter referred to as the "Interim Period"), Principal Shareholders and Sellers covenant and agree as follows:

          (a) FULL ACCESS AND DUE DILIGENCE. Buyer and its respective agents and representatives (including legal counsel and accountants) shall have full access during normal business hours, to inspect all properties, books, records, contracts and documents of the KMC Group used in or associated with their Businesses and to all of their executive employees (including the opportunity to meet with and discuss their Businesses with such employees) and to otherwise conduct such due diligence (the "Buyer's Due Diligence") regarding its examination of them, their Businesses and financial affairs as Buyer may deem reasonably necessary and appropriate; provided, however, that the Buyer and its representatives shall not unreasonably interfere with their operations; and each of the KMC Group shall furnish or cause to be furnished to the Buyer and its authorized representatives all information with respect to their Businesses as Buyer or its representatives may reasonably request. Furthermore, Buyer, its agents and representatives, shall have the opportunity to inspect and test any or all of each of the KMC Group's equipment and properties as it determines in its sole discretion, at any reasonable time, and from time to time, up to the Closing Date provided that the Buyer makes reasonable efforts not to disrupt their Businesses and operations when conducting such tests.

          (b) BUSINESS IN THE ORDINARY COURSE. Except as specifically permitted or required herein, during the Interim Period, the KMC Group's Businesses shall, and the Principal Shareholders shall cause the KMC Group's Businesses to, be conducted in the ordinary course consistent with past practices. Except as specifically permitted or required herein, the members of the KMC Group shall not, enter into any contract or commitment or engage in any transaction that could reasonably be anticipated to (separately or in the aggregate) materially adversely affect their financial condition or their Businesses. If any member of the KMC Group desires to engage in any transaction not in the ordinary course of business and such transaction involves consideration equal to or greater than Ten Thousand Dollars ($10,000.00), it shall first obtain the prior written consent of Buyer before entering into such transaction (which consent shall not be unreasonably withheld); provided that in no event shall any member of the KMC Group incur any obligation to lawyers, accountants, financial advisors, environmental or other engineers, brokers or finders in connection with the transactions contemplated by this agreement.

          (c) PRESERVATION OF ORGANIZATION. During the Interim Period, each member of the KMC Group shall (i) not make or voluntarily suffer any change in their Articles of Incorporation or By-Laws; (ii) make a reasonable and diligent effort to in the ordinary course of business and to the extent consistent with reasonable business judgment, to preserve its Business intact; (iii) keep available, to the extent feasible, its present employees and representatives;
(iv) preserve their present relationships with its suppliers, customers, governmental agencies, and others having business relations with it; (v) not increase the compensation of any of its employees or representatives or the rate of any commission that may be paid to any such employee or representatives, nor make any promise or undertake to increase such compensation or rate of commission without the prior written consent of Buyer; (vi) not issue any capital stock or warrants, options or rights to purchase or acquire such stock nor incur any new indebtedness; and (vii) not pay any dividends nor make any distributions on their capital stock; provided that at or before the Closing those members of the KMC Group which are S-corporations may distribute to their shareholders cash in the amount of each of their current year 1997 earnings and profits accrued up to the Closing Date.

          (d) NO DEFAULT. During the Interim Period, no member of the KMC Group shall breach any contract, commitment or obligation to which it is a party.

          (e) COMPLIANCE WITH LAWS. Each member of the KMC Group shall comply with all applicable laws, rules, regulations and ordinances, as are required for the conduct of its Business.

          (f) NO ENCUMBRANCES. No member of the KMC Group shall create, voluntarily suffer, or permit to become effective any encumbrance of any kind upon its portion of the Assets, except as specifically authorized or contemplated by this agreement.

          (g) NO DISPOSITION OF ASSETS. No member of the KMC Group shall transfer, sell, abandon, destroy, or otherwise dispose of, or enter into any contract or agreement to sell or otherwise transfer, any of their property or any portion of the Assets other than in the ordinary course of business consistent with past practices.

          (h) INSURANCE. Each member of the KMC Group shall keep all of its portion of the Assets and properties insured as described in Section 3.3(c) against any loss, either by fire, other casualty or theft.

          (i) TERMINATION OF EMPLOYEE PENSION BENEFIT PLANS. Prior to Closing each member of the KMC Group shall commence all requisite action to (a) terminate any employee pension benefit plans (within the meaning of ERISA) sponsored by it; and (b) upon the written request of Buyer, withdraw from, or cease all contributions to, any multiple-employer or multiemployer employee pension benefit plans (within the meaning of ERISA) in which it may participate or to which it may contribute for the benefit of some or all of its employees; all such action to be taken in accordance with the provisions of the respective plans and of applicable law (including, without limitation, the Code and ERISA) and in a timely manner.

          (j) NO TERMINATION OF KEY EMPLOYEES. No member of the KMC Group shall, without the prior written consent of Buyer, terminate the employment of any of their officers or any of their other key employees.

          (k) AUDIT. Principal Shareholders will cause each member of the KMC Group to, and each member of the KMC Group will assist and cooperate with Buyer's auditors, KPMG Peat Marwick, LLP, to allow them to expeditiously complete the KPMG audit of each member of the KMC Group (the "KPMG Audit") as Buyer deems appropriate on or before July 31, 1997.

     4.2 REAL PROPERTY COVENANTS. During the Interim Period, each member of the KMC Group will refrain from:

          (a) performing any grading or excavation, construction, or removal of or from KMC Group's Realty, or making any other material change or improvement upon or about the KMC Group's Realty, without the consent of Buyer, other than those required to bring the same into compliance with applicable laws, rules or regulations, or as specifically provided herein;

          (b) committing or allowing any third party to commit any waste or nuisance upon the KMC Group's Realty; and

          (c) violating or allowing any third party to violate any Environmental Laws with respect to the KMC Group's Realty.

          (d) violating or defaulting under any lease to which it is a party or amending or changing any such lease or accepting any prepayments of rent under any such lease.

     4.3 COVENANT NOT TO COMPETE. At the Closing each Seller shall execute its Covenant Not to Compete in the form attached hereto as EXHIBIT 2.8.

     4.4 RECORDS.

          (a) On the Closing Date, each member of the KMC Group will deliver or cause to be delivered to Buyer all original agreements, documents, books, records and files (collectively, "Records"), in its possession relating to its Business and operations to the extent not then in the possession of Buyer.

          (b) After the Closing, upon reasonable written notice, Buyer and Sellers agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, such information and assistance relating to the members of the KMC Group as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Returns, reports or forms or the defense of any tax claim or assessment; PROVIDED, HOWEVER, that such access does not unreasonably disrupt the normal operations of Buyer or the members of the KMC Group.

      4.5 ACCESS TO AND INFORMATION CONCERNING REAL PROPERTY. Each member of the KMC Group, during the Interim Period will allow Buyer and its agents access to its portion of the KMC Realty and Assets during regular business hours upon reasonable prior notice, for purposes of inspecting and testing the same or any part thereof as the Buyer shall reasonably request. Each member of the KMC Group will furnish to Buyer any and all information regarding it and its Business that the Buyer shall reasonably request from time to time. Buyer agrees to indemnify and hold the KMC Group members harmless from all claims, suits, damages, and losses arising from the its inspection or testing of the said real property, which indemnity shall survive termination of this agreement.

     4.6 ENVIRONMENTAL AND ENGINEERING MATTERS. Buyer may, prior to the
Closing Date, perform whatever environmental and engineering tests, searches or inspections of the KMC Group's Realty owned by each member thereof which it desires to perform. In addition to any testing which may be performed upon or prior to the execution of this agreement, Buyer may hire a certified environmental engineering firm at its own cost and expense ("Environmental Engineer"), to perform a Level I environmental audit of KMC Group's Realty and at its option a Level II environmental audit of KMC Group's Realty. Such Environmental Engineer shall address and certify his environmental report to the Buyer. If the report issued by the Environmental Engineer recommends or requires further testing and/or the removal or treatment of any Hazardous Material (as defined in EXHIBIT 3.2(m)), or if any engineer hired by the Buyer determines an environmental problem exists on KMC Group's Realty, or recommends further testing and/or the removal or treatment of any Hazardous Material on any portion of KMC Group's Realty, such testing, removal, repair or treatment of Hazardous Material or the correction of the environmental problem shall be at the sole cost and expense of the affected Seller (the "Environmental Work") and the Environmental Work shall be completed to the sole satisfaction of the Buyer and its engineers and financing institutions as evidenced by a report from an engineer acceptable to them which indicates that the Hazardous Materials and the KMC Group Realty has been brought into compliance with Environmental Laws, or the environmental problem has been corrected. If the Sellers fail to cause the members of the KMC Group involved to perform the Environmental Work, to the satisfaction of the Buyer and its financing institutions, the Buyer shall at its election have the right to terminate this agreement or to perform the Environmental Work itself and pay for the same as provided for in the next sentence. Each Seller agrees to cause any Environmental Work on its KMC Group Realty, to be completed, as expeditiously as possible, but in any event, the Environmental Work shall be completed within thirty (30) days from receipt of written notice from the Buyer that it requires the performance of Environmental Work and shall be promptly paid for by the affected Seller and to the extent not paid for at the Closing may be deducted by the Buyer from the Purchase Price before allocation thereof to Sellers under Section 1.4 and paid to the providers of the Environmental Work.

     4.7 COVENANTS RELATING TO TAXES.

          (a) LIABILITY FOR TAXES. Principal Shareholders and Sellers shall be liable for and indemnify Buyer for all Taxes imposed on the members of the KMC Group for which the said members may otherwise be liable for any taxable year or period that ends on, before or after the Closing Date.

          (b) TRANSFER AND GAINS TAXES. Principal Shareholder shall be liable for and pay all transfer, registration, gains and other such taxes and fees (including any penalties and interest) incurred in connection with this agreement and the transaction contemplated hereby; provided, however, Buyer will pay sales taxes incurred in connection with this agreement.

     4.8 NOTIFICATION OF CERTAIN MATTERS. Sellers shall give prompt notice to Buyer of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by any member of the KMC Group, subsequent to the date of this agreement and prior to the Closing Date, under any contract material to any member of the KMC Group to which any member of the KMC Group is a party or is subject; and (b) any material adverse change in the condition, financial or otherwise, assets, properties, liabilities, results of operations or prospects of any member of the KMC Group or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each Seller and Buyer shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transaction contemplated by this agreement.

     4.9 EMPLOYMENT AGREEMENTS AND NONCOMPETE AGREEMENTS. At the Closing, JK and RK agree to enter into: (a) the Employment Agreements in substantially the forms attached hereto as EXHIBIT 2.1 and EXHIBIT 2.2, respectively, and (b) Acquisition Noncompete, Nonsolicitation and Nondisclosure Agreements and Noncompete Agreements in the forms attached hereto as EXHIBIT 2.5 and EXHIBIT 2.6, respectively.

     4.10 LEASE AGREEMENT. At the Closing, Principal Shareholders shall cause Keith & Keith to execute the Lease Agreement substantially in the form attached hereto as EXHIBIT 2.7.

     4.11 SECURITIES LAW COMPLIANCE.

          (a) Buyer shall cause to be prepared and filed such applications, forms, statements, if any, as are required under Federal securities laws to cover the issuance of Buyer's Common Stock to NMC as provided for in Article I at the Closing.

          (b) Buyer will take any action required to be taken under applicable state securities laws and Buyer will also take action to secure all necessary exemptions or clearances under all state securities laws applicable to the issuance of Buyer's Common Stock to NMC pursuant hereto.

     4.12 THIRD PARTY CONSENTS. All parties to this agreement shall use their best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, assignments, waivers and approvals from third parties or governmental authorities necessary to consummate this agreement and the transactions contemplated hereby and each party to this agreement will use its best efforts to cause the Closing to occur.

     4.13 SELLERS' EMPLOYEES. All employees of the Sellers (both union and non-union) shall be employees of the Sellers up to and through (whether it is a business day, weekend day or holiday) the Closing Date, and the Sellers shall be responsible for and shall pay all payroll, salaries, bonuses, accrued vacation pay, workman's compensation benefits and other obligations due and payable to said employees through that date and Buyer agrees post-Closing to pay to all Sellers employees whether or not Buyer employs them all such obligations due after the Closing Date and to assist the Sellers in the preparation of the Sellers' final payrolls. Prior to or at the Closing, the Sellers will provide the Buyer with a list of all of their employees, and their current compensation, as of the last full payroll period prior to the Closing Date. Buyer will prior to the Closing Date meet with Sellers' employees and make offers of employment to such of them as Principal Shareholders recommend should be employed by Buyer after the Closing Date and each Seller will assist Buyer with these discussions.

                                    ARTICLE V

                 CONDITIONS TO COMPLETION OF CLOSING AND CLOSING
                 -----------------------------------------------

     5.1 CONDITIONS TO SELLERS' OBLIGATIONS. The obligations of Sellers under this agreement to consummate the transaction provided for herein are subject to the fulfillment of each of the following conditions prior to the completion of the Closing, except to the extent Sellers may, in their absolute discretion, waive anyone or more thereof, in whole or in part:

          (a) The representations and warranties by Buyer to Sellers in this agreement shall be true and correct, in all material respects as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date, Buyer shall have performed in all material respects all its obligations, covenants and agreements set forth herein; and Sellers shall have received a certificate of an executive officer of Buyer to such effect (the "Buyer's Officer's Certificate"); provided, however, that changes in said representations, warranties, covenants and agreements occurring because of Buyer's conduct of its business in the ordinary course or occurring because of the Transactions shall not be considered a breach of, or default in, any of Buyer's representations, warranties, covenants and agreements set forth in this agreement for purpose of this Section 5.1(a) or for any other purpose under this agreement.

          (b) There shall have been delivered to Sellers an opinion of counsel for Buyer ("Buyer's Opinion of Counsel"), reasonably satisfactory in form and substance to counsel for Shareholders, to the effect that Buyer is a corporation existing and in good standing under the laws of its state of incorporation; that all necessary corporate proceedings of Buyer have been duly taken to authorize this agreement and the transactions contemplated hereby; that this agreement constitutes Buyer's legal, valid, and binding obligation, enforceable against Buyer in accordance with its terms; that this agreement does not, and the carrying out of the transaction herein provided for will not, to the best of such counsel's knowledge, violate any charter or other corporate restriction to which Buyer is subject or any other agreement or instrument to which it is a party or by which it is bound; and an opinion to NMC that the shares of Buyer's Common Stock delivered to NMC pursuant to this agreement will be duly authorized, validly issued, fully paid, and nonassessable shares of Buyer's Common Stock.

          (c) The Employment Agreements, substantially in the forms attached as
EXHIBIT 2.1 and EXHIBIT 2.2 shall be executed by Buyer.

          (d) Buyer shall have delivered to Sellers a certificate certifying it has completed all the Buyer Due Diligence it desires to conduct, is satisfied, in its sole discretion, with the results thereof and as a consequence thereof it desires to consummate the transactions contemplated by this agreement.

          (e) Buyer shall have delivered to NMC its Secretary's Certificate having attached thereto copies of its Articles of Incorporation and Bylaws, as amended to date, and a list of its officers and directors.

          (f) Prior to or simultaneously with the Closing, Buyer shall have received proceeds from its IPO sufficient to provide Buyer with the funds required to pay the cash portion of the Purchase Price to the Sellers.

          (g) All Schedules and Exhibits to be attached to their agreement were attached to this agreement upon its execution or have been attached pursuant to
Section 8.12.

     5.2 CONDITIONS TO THE BUYER'S OBLIGATIONS. The obligations of Buyer under this agreement to consummate the transactions provided for herein are subject to the fulfillment of each of the following conditions prior to the completion of the Closing, except to the extent that Buyer may, in its absolute discretion, waive any one or more hereof, in whole or in part:

          (a) The representations and warranties by Sellers and Principal Shareholders shall be true and correct, in all material respects, as of the completion of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date; Sellers and Principal Shareholders shall have performed, in all material respects, all their obligations, covenants and agreements set forth herein; Sellers and Principal Shareholders have not breached any of their covenants or agreements set forth herein, and Buyer shall have received a certificates from Sellers and Principal Shareholders to such effect an officer of each Seller to that effect (each the "Sellers' Officer's Certificate") and from each Principal Shareholders to that effect (each a "Principal Shareholder's Certificate").

          (b) There shall have been delivered to Buyer an opinion of counsel for Sellers and the Principal Shareholders, reasonably satisfactory in form and substance to counsel for Buyer, to the effect that:

               (i) This agreement has been duly executed and delivered by the Sellers and Principal Shareholders and constitutes their legal, valid and binding obligation enforceable in accordance with its terms; and the Assets are owned by Sellers free and clear of all liens, claims, pledges, encumbrances, charges, options, or restrictions of any kind or nature, except for Permitted Encumbrances, Sellers have complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver the Assets to Buyer; upon consummation of the transactions contemplated by this agreement, Buyer will acquire good, valid and marketable title to the Assets, free and clear of all liens, claims pledges, charges, options, or restrictions of any kind or nature; except for Permitted Encumbrances, this agreement does not, and the carrying out of the transactions herein provided for will not, to the best of such counsel's knowledge, violate any agreement or instrument to which any Seller or Principal Shareholder, are a party or by which any of them are bound, nor violate any statute, law, rule or regulation to which any Seller or Principal Shareholder is subject;

               (ii) Each member of the KMC Group has been duly organized and is in good standing in the State of Kentucky, and is in good standing as a foreign corporation in each other state, if any, where it is qualified to do business, or where the nature of its business requires such qualification;

               (iii) This agreement and the transactions contemplated hereby do not conflict with, breach, or constitute a default under, the organizational documents, i.e., the certificate of incorporation, the articles of incorporation, the bylaws or other documents, of any member of the KMC Group or any corporate restriction, contracts, agreements, laws or regulations applicable to any member of the KMC Group; and no consents or approvals of any governmental entity or other third party are required for the valid execution, delivery or performance of this agreement or the transactions contemplated by this agreement; and to counsel's best knowledge, there is no pending or threatened litigation against the Sellers or Principal Shareholders which would have a material adverse effect on this agreement or the transactions contemplated by this agreement, or would have a material adverse effect on the Assets, Assumed Liabilities or Business of any member of the KMC Group.

          (c) JK shall have executed his Employment Agreement substantially in the form attached as EXHIBIT 2.1;

          (d) RK shall have executed his Employment Agreement substantially in the form attached as EXHIBIT 2.2.

          (e) JK shall have executed the JK Noncompete Agreement substantially in the form attached as EXHIBIT 2.5.

          (f) RK shall have executed the RK Noncompete Agreement substantially in the form attached as EXHIBIT 2.6.

          (g) Prior to or simultaneously with the Closing, Buyer shall have received proceeds from its IPO sufficient to provide Buyer with the funds required to pay the cash portion of the Purchase Price to the Sellers.

          (h) There shall be no uncompleted Environmental work on KMC Group's Realty and the Sellers and Principal Shareholders shall have paid any amounts which they have agreed to pay in respect of Environmental Work pursuant to Section 4.6(a) or Buyer shall have elected to pay the same and deduct such amounts from the Purchase Price.

          (i) Each Seller shall have delivered to Buyer a Certificate of its Secretary having attached thereto true, correct and complete copies of its Articles of Incorporation and Bylaws, as amended to date, an incumbency certificate for its officers and directors, and copies of the minutes of the meetings of its shareholders and directors authorizing and approving this agreement and the transactions contemplated by this agreement certified by its Secretary as true, correct, complete and in effect on the Closing Date.

          (j) Sellers shall have executed the Covenant Not to Compete substantially in the form attached as EXHIBIT 2.8.

          (k) Keith & Keith shall have executed and delivered the Lease
Agreement.

          (l) All Schedules and Exhibit to be attached to this agreement were attached to this agreement upon its execution or have been attached pursuant to
Section 8.12.

     5.3 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party under this agreement to consummate the transactions provided for herein shall be subject to the fulfillment of all of the following conditions precedent at or prior to the Closing Date:

          (a) No injunction or order or decree shall have been issued by any competent Federal or state court which prevents the consummation of the transactions provided for in this agreement and no inquiry shall have been received from, nor shall any investigation or proceeding have been instituted by, any governmental agency seeking to prohibit said transactions and the transactions provided for in this agreement or asserting that the same breach or violate any material statute, rule or regulation.

          (b) No statute or regulation has been enacted which would prevent consummation of the transactions provided for in this agreement.

          (c) All governmental consents, approvals and filings required to consummate the transactions provided for in this agreement have been obtained or made.

     5.4 THE CLOSING.

          (a) DOCUMENTS AND INSTRUMENTS TO BE DELIVERED BY SELLERS. Each Seller or the Sellers and the Principal Shareholders agree to deliver the following documents and instruments, duly executed, to the Buyer at the Closing:

               (i) An Officer's Certificate for each Seller and a Principal Shareholder's Certificate for each Principal Shareholder;

               (ii) A Secretary's Certificate for each Seller;

               (iii) A Certificate of Existence for each Seller from the Secretary of State of Kentucky dated within twenty (20) day prior to the Closing Date;

               (iv) The opinion of counsel for Sellers and Principal
          Shareholders;

               (v) The agreements listed in Article II hereof which are required to be executed by Sellers or Principal Shareholders;

               (vi) A bill of sale, assignment and assumption with full warranties of title for the assignment and transfer of the Assets and Assumed Liabilities of each Seller;

               (vii) Certificates of title and assignments thereof for each Seller's motor vehicles which are required under state law to have certificates of title and which are being purchased hereunder;

               (viii) Warranty Deeds subject to no liens, charges or encumbrances other than Permitted Encumbrances from each Seller to Buyer for any of KMC Group's Realty owned by it;

               (ix) An assignment from each Seller of any and all warranties, maintenance agreements and insurance policies covering the Assets;

               (x) Assignment of each Seller's real estate and personal property leases and the consents to assignment of the lessors under any personal property leases and real property leases of each Seller's rights, title and interest in all leases of personal property and KMC Group Realty leased by it;

               (xi) Such other documents as Buyer or its counsel may reasonably request for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer or reducing to its possession all of the Assets and required for Sellers and Principal Shareholders to consummate the transactions contemplated by this agreement;

          (b) DOCUMENTS AND INSTRUMENTS TO BE DELIVERED BY BUYER. The Buyer agrees to deliver the following documents and instruments, duly executed, to the Sellers at the Closing:

               (i) Its Officer's Certificate;

               (ii) Its Secretary's Certificate;

               (iii) A Certificate of Good Standing from the Secretary of State of Buyer's state of incorporation dated within twenty (20) days prior to the Closing;

               (iv) The opinion of counsel for Buyer;

               (v) The agreements listed in Article II hereof which are required to be executed by Buyer;

               (vi) The Common Stock required pursuant to Section 1.8 hereof;

               (vii) The cash portion of the Purchase Price due at Closing as required by Section 1.9 hereof;

               (viii) Such other documents as the Sellers or their counsel may reasonably request required for Buyer to consummate the transactions contemplated by this agreement.


                                   ARTICLE VI

                                   TERMINATION
                                   -----------

     6.1 TERMINATION OF AGREEMENT. This agreement and the transactions contemplated herein may be terminated as follows:

          (a) By mutual written consent of Buyer and Sellers

          (b) By Sellers pursuant to written notice delivered at any time prior to the Closing, if the Buyer has failed in any material respect to perform its Covenants as set forth in Article IV or if the Buyer has materially breached any of its representations and warranties as set forth in Section 3.2.

          (c) By Buyer pursuant to written notice delivered at any time prior to the Closing if any Sellers or any Principal Shareholder has failed in any material respect to perform its Covenants as set forth in Article IV or if the Principal Shareholders or the Sellers have materially breached any of their representations and warranties as set forth in Section 3.3.

          (d) By either Buyer or Sellers, pursuant to written notice delivered prior to the Closing, if (i) any governmental or regulatory body, the consent of which is a condition to the obligations of Buyer and Sellers to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful, or (ii) any court of competent jurisdiction in the

United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transaction provided for in this agreement and such order, judgment or decree shall have become final and nonappealable.

     6.2 CONSEQUENCES OF TERMINATION. In the event of termination of this agreement, it shall forthwith become void and there shall be no liability on the part of Buyer or Sellers (except as set forth below in this Section 6.2 or Section 8.2 hereof) and each party hereto shall return to the others all documents and materials obtained from it or them in connection with the transactions contemplated by this agreement. In the event of termination under
Section 6.1(a), the parties shall be deemed to have released each other from any liability arising from the termination of this agreement. In the event of termination under Section 6.1(b), (c) or (d), the parties shall retain all rights and remedies, if any, pertaining to any claim for breach of this agreement.


                                   ARTICLE VII

                        INDEMNIFICATION AND RISK OF LOSS
                        --------------------------------

     7.1 SELLERS AND PRINCIPAL SHAREHOLDERS GENERAL INDEMNIFICATION COVENANTS. Subject to the provisions of Sections 7.3 and 7.4, Sellers and Principal Shareholders shall, jointly and severally, indemnify, save and keep Buyer and its parent, subsidiaries, affiliates, successors and permitted assigns (the "Buyer Indemnitees"), harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, "Damages"), sustained or incurred by any of the Buyer Indemnitees as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation, or non-fulfillment or breach of any agreement or covenant made on the part of Sellers or Principal Shareholders, whether contained in this agreement or any exhibit or schedule hereto or any written statement or certificate furnished or to be furnished to Buyer pursuant hereto or in any closing document delivered by Sellers or Principal Shareholders in connection herewith.

     7.2 TAX INDEMNITY.

          (a) Sellers and Principal Shareholders hereby, jointly and severally, agree to pay, indemnify, defend and hold the Buyer Indemnities harmless from and against any and all Taxes of the Sellers or the Principal Shareholders or the other shareholders of each member of the KMC Group with respect to any period (or any portion thereof) up to and including the Closing Date, and for any Taxes owed by them because of the consummation of the transactions contemplated by this agreement, together with all reasonable legal fees, disbursements and expenses incurred by the Buyer Indemnities in connection therewith.

          (b) The indemnity provided for in this Section 7.2 shall be independent of any other indemnity provision hereof and, anything in this agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation for the Taxes referred to herein, and any Taxes subject to the indemnification for Taxes set forth in this Section 7.2 shall not be subject to the provisions of Sections 7.1 or 7.4 hereof.

     7.3 LIMITATIONS ON INDEMNIFICATION. The obligations of Sellers and Principal Shareholders pursuant to Sections 7.1 and 7.2 are subject to the following limitations:

          (a) In no event shall the joint and several obligation of Sellers and Principal Shareholders to indemnify the Buyer Indemnitees pursuant to Section
7.1 exceed the Purchase Price in the aggregate; provided, however, that such limitation shall not apply to any indemnification obligations of Sellers and Principal Shareholders under Section 7.2; and

          (b) Sellers and Principal Shareholders shall not have any indemnification obligation with respect to the first $10,000.00 of total liabilities incurred under Sections 7.1 and 7.2, unless the total aggregate liabilities of Sellers and Principal Shareholders under Sections 7.1 and 7.2 equal or exceed such amount, in which case the indemnification obligations of Sellers and Principal Shareholders will include all liabilities in excess of One Dollar ($1.00) incurred under Sections 7.1 and 7.2 (subject only, in the case of liabilities incurred under Section 7.1, to the maximum aggregate amount set forth in Section 7.3(a) above).

     7.4 CONDITIONS OF INDEMNIFICATION PURSUANT TO SECTION 7.1.

          (a) Promptly following the receipt by an Buyer Indemnitee of notice of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency (a "Third Party Claim"), the Buyer Indemnitee receiving the notice of the Third Party Claim (i) shall notify Principal Shareholders of its existence, setting forth the facts and circumstances of which such Buyer Indemnitee has received notice, and (ii) if the Buyer Indemnitee giving such notice is a person entitled to indemnification under this Article VII (an "Indemnified Party"), specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted.

          (b) The Indemnified Party shall, upon reasonable notice by Shareholders, tender the defense of a Third Party Claim to Principal Shareholders. If Principal Shareholders accept responsibility for the defense of a Third Party Claim, then Principal Shareholders shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in Principal Shareholders' discretion exercised in good faith and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as Principal Shareholders deem fair and reasonable, provided that at least ten (10) days prior to any such settlement, Principal Shareholders shall give written notice of Principal Shareholders' intentions to settle to the Indemnified Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by Principal Shareholders.

          (c) Notwithstanding the foregoing, in connection with any settlement negotiated by Principal Shareholders, no Indemnified Party shall be required to
(i) enter into any settlement (A) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (B) if the Indemnified Party shall, in writing to Principal Shareholders within the ten (10) day period prior to such proposed settlement, disapprove of such settlement proposal and desire to have Principal Shareholders tender the defense of such matter back to the Indemnified Party, or (C) that requires an Indemnified Party to take any affirmative actions as a condition of such settlement, or (ii) consent to the entry of any judgment that does not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice; provided, however, that should the Indemnified Party disapprove of a settlement proposal pursuant to Clause (B) above, the Indemnified Party shall thereafter have all of the responsibility for defending, contesting and settling such Third Party Claim but shall not be entitled to indemnification by Principal Shareholders to the extent that, upon final resolution of such Third Party Claim, Principal Shareholders' liability to the Indemnified Party but for this proviso exceeds what Principal Shareholders' liability to the Indemnified Party would have been if Principal Shareholders were permitted to settle such Third Party Claim in the absence of the Indemnified Party exercising its right under Clause (B) above.

          (d) If, in accordance with the foregoing provisions of this Section 7.4, an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if Principal Shareholders shall fail to accept the defense of a Third Party Claim which has been tendered in accordance with this Section 7.4, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to Principal Shareholders. If, pursuant to this Section 7.4, the Indemnified Party so defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by Principal Shareholders for the reasonable attorneys' fees and other expenses of defending the Third Party Claim which are incurred from time to time, forthwith following the presentation to Principal Shareholders of itemized bills for said attorneys' fees and other expenses. No failure by Principal Shareholders to acknowledge in writing Principal Shareholders' indemnification obligations under this Article VII shall relieve Principal Shareholders of such obligations to the extent they exist.

     7.5 CERTAIN TAX AND OTHER MATTERS.

          (a) If, in connection with the audit of any Return, a proposed adjustment is asserted in writing with respect to any Taxes for any of the Sellers for which Sellers and Principal Shareholders are required to indemnify a Buyer Indemnitee pursuant to Section 7.2(a) hereof, Buyer shall notify Principal Shareholders of such proposed adjustment within twenty (20) days after the receipt thereof. Upon notice to Buyer within twenty (20) days after receipt of the notice of such proposed adjustment from Buyer, Principal Shareholders may assume (at Principal Shareholders' own cost and expense) control of and contest such proposed adjustment.

          (b) Alternatively, if Principal Shareholders request within twenty
(20) days after receipt of notice of such proposed adjustment from an Buyer Indemnitee, Buyer or the Buyer Indemnitee involved at Buyer's option, as the case may be, shall contest such proposed adjustment. Principal Shareholders shall be obligated to pay all reasonable out-of-pocket costs and expenses (including legal fees and expenses) which Buyer may incur in so contesting such proposed adjustment as such costs and expenses are incurred, and Buyer shall have the full right to contest such proposed adjustment and shall be entitled to settle or agree to pay in full such proposed adjustment (in its sole discretion) and thereafter pursue its rights under this agreement. Principal Shareholders shall pay to Buyer all indemnity amounts in respect of any such proposed adjustment within thirty (30) days after written demand to Principal Shareholders therefor, or, if Principal Shareholders have assumed control of the contest of such proposed adjustment as provided above (or have requested Buyer to contest such proposed adjustment within the time provided above), within thirty (30) days after such proposed adjustment is settled or a Final Determination has been made with respect to such proposed adjustment.

          (c) For purposes of this Section 7.5, a "Final Determination" shall mean (i) the entry of a decision of a court of competent jurisdiction at such time as an appeal may no longer be taken from such decision or (ii) the execution of a closing agreement or its equivalent between the particular taxpayer and the Internal Revenue Service, as provided in Section 7121 and
Section 7122, respectively, of the Code, or a corresponding agreement between the particular taxpayer and the particular state or local taxing authority. The obligation of Principal Shareholders to make any indemnity payment pursuant to
Section 7.2(a) shall be premised on the receipt by Principal Shareholders from Buyer of a written notice setting forth the relevant portion of any Final Determination, and in cases where the amount of the indemnity payment exceeds $100,000.00, a certified statement by Buyer's nationally recognized accounting firm setting forth the amount of the indemnity payment (and in all other cases, a similar statement certified by the chief financial officer of Buyer) and describing in reasonable detail the calculation thereof.

     7.6 INDEMNITY FUND. Buyer will withhold One Hundred Thousand Dollars ($100,000.00) of the Purchase Price and hold it as a fund (the "Indemnity Fund") for the payment of any Taxes required to be paid under Section 7.2 or any Damages required to be paid under Section 7.1. Keith Monument Company will contribute One Hundred Thousand Dollars ($100,000.00) to the Indemnity Fund. The amount so contributed is herein sometimes referred to as the "Seller's Contribution to the Indemnity Fund".

          If any claim for Taxes or Damages (a "Claim" or "Claims") is received by a Buyer Indemnitee within one (1) year of the Closing Date, Buyer will be entitled to deduct the amount thereof from the Indemnity Fund and to hold said amount in reserve until liability for the Claim is resolved pursuant to the provisions of this Article VII.

          When the Buyer Indemnitee liability for a Claim (the "Claim Liability") has been determined pursuant to the provisions of this Article VII, Buyer shall deduct the amount so determined from the amounts reserved for it and if necessary any additional amounts from the Indemnity Fund necessary to pay the Claim Liability. Buyer shall send Principal Shareholders written notice at least ten (10) days prior to paying the Claim Liability.

          On the date which is one (1) year after the Closing Date, Buyer will forward its check to KMC for the amount of Seller's Contribution to the Indemnity Fund not already deducted from the Indemnity Fund for Claims paid from the Fund or held in reserve in the Indemnity Fund against Claims asserted against the Buyer Indemnitees. Thereafter, at the end of each calendar quarter occurring after the first payment, Buyer will forward to KMC any amounts released from the reserve because Claims were determined not to be payable.

          Seller's Contribution to the Indemnity Fund shall be liable for all Claims Buyer may pay from the Indemnity Fund.

     7.7 CERTAIN INFORMATION. Buyer and Sellers and Principal Shareholders agree to furnish or cause to be furnished to each other (at reasonable times and at no charge) upon request as promptly as practicable such information (including access to books and records) pertinent to the KMC Group and assistance relating to the KMC Group as is reasonably necessary for the preparation, review and audit of financial statements, the preparation, review, audit and filing of any Return, the preparation for any audit or the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment or which may result in any Seller or Principal Shareholders being liable under the indemnification provisions of this Article VII, provided, that access shall be limited to items pertaining solely to the KMC Group. Principal Shareholders shall grant to Buyer access to all Returns filed with respect to the KMC Group and their subsidiaries, current or past.

     7.8 BUYER GENERAL INDEMNIFICATION COVENANTS. Subject to the provisions of Sections 7.8 and 7.9, if the Closing occurs, Buyer shall indemnify, save and keep Sellers, their successors and assigns (the "Seller Indemnitees"), harmless against and from all Damages sustained or incurred by any of the Sellers Indemnitees as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation, or non-fulfillment or breach of any agreement or covenant of the part of Buyer, contained in this agreement or any exhibit or schedule hereto or any written statement or certificate furnished or to be furnished to Sellers hereto or in any closing document delivered by Buyer in connection herewith; provided that Buyer's indemnification covenants and obligations in this agreement shall terminate upon the effectiveness of Buyer's registration statement under the Securities Act of 1933, as amended, with respect to the IPO.

     7.9 LIMITATION ON BUYER INDEMNIFICATION. The obligations of Buyer pursuant to Section 7.8 is subject to the following limitations:

          (a) In no event shall the obligation of Buyer to indemnify the Seller Indemnitees pursuant to Section 7.8 exceed Two Hundred Thousand Dollars ($200,000.00).

          (b) Buyer shall not have any indemnification obligation with respect to the first $10,000.00 of total liabilities incurred under Section 7.8, unless the total aggregate liabilities of Buyer under Section 7.8 equal or exceed such amount, in which case the indemnification obligations of Buyer will include all liabilities in excess of One Dollar ($1.00) incurred under Section 7.8 (subject only, to the maximum aggregate amount set forth in Section 7.10(a) above).

     7.10 CONDITIONS OF INDEMNIFICATION PURSUANT TO SECTION 7.8.

          (a) Promptly following the receipt by a Seller Indemnitee of notice of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency (a "Third Party Claim"), the Seller Indemnitee receiving the notice of the Third Party Claim (i) shall notify Buyer of its existence, setting forth the facts and circumstances of which such Seller Indemnitee has received notice, and (ii) if the Seller Indemnitee giving such notice is a person entitled to indemnification under this Section VII (an "Indemnified Party"), specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted.

          (b) The Indemnified Party shall, upon reasonable notice by Buyer, tender the defense of a Third Party Claim to Buyer. If Buyer accepts responsibility for the defense of a Third Party Claim, then Buyer shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, it shall give written notice of its intention to settle to the Indemnified Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by Buyer.

          (c) Notwithstanding the foregoing, in connection with any settlement negotiated by Buyer, no Indemnified Party shall be required to (i) enter into any settlement (A) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (B) if the Indemnified Party shall, in writing to Buyer within the ten (10) day period prior to such proposed settlement, disapprove of such settlement proposal and desire to have Buyer tender the defense of such matter back to the Indemnified Party, or (C) that requires an Indemnified Party to take any affirmative actions as a condition of such settlement, or (ii) consent to the entry of any judgment that does not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice; provided, however, that should the Indemnified Party disapprove of a settlement proposal pursuant to Clause (B) above, the Indemnified Party shall thereafter have all of the responsibility for defending, contesting and settling such Third Party Claim but shall not be entitled to indemnification by Buyer to the extent that, upon final resolution of such Third Party Claim, Buyer's liability to the Indemnified Party but for this proviso exceeds what Buyer's liability to the Indemnified Party would have been if Buyer were permitted to settle such Third Party Claim in the absence of the Indemnified Party exercising its right under Clause (B) above.

          (d) If, in accordance with the foregoing provisions of this Section 7.10, an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if Buyer shall fail to accept the defense of a Third Party Claim which has been tendered in accordance with this Section 7.10, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to Buyer. If, pursuant to this Section 7.10, the Indemnified Party so defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by Buyer for the reasonable attorneys' fees and other expenses of defending the Third Party Claim which are incurred from time to time, forthwith following the presentation to Buyer of itemized bills for said attorneys' fees and other expenses. No failure by Buyer to acknowledge in writing its indemnification obligations under this
Article VII shall relieve it of such obligations to the extent they exist.

     7.11 RISK OF LOSS. The risk of loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by the Sellers at all times prior to the Closing. Sellers shall notify Buyer with ten (10) days of any such loss exceeding One Thousand Dollars ($1,000.00). In the event the cumulative amount of any uninsured, uncompensated or unreimbursed loss, damage or impairment, confiscation or condemnation exceeds Fifty Thousand Dollars ($50,000.00) (the "Material Amount"), the Buyer may elect to terminate this agreement, receive a refund of the Deposit and to treat this agreement as terminated under Section 6.1(a) hereof; or elect to close and deduct the amount of the uninsured loss from the cash portion of the Purchase Price due to the Seller(s) which incurred the uninsured, compensated or unreimbursed loss.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations, warranties, covenants and agreements made by any party in this agreement or pursuant hereto shall survive until the expiration of the applicable statutes of limitations with respect to the matters covered thereby; provided that notwithstanding anything to the contrary set forth in this agreement the representations, warranties, covenants and agreements of Buyer shall terminate and be of no further force or effect upon the effectiveness of Buyer's registration statement under the Securities Act of 1933, as amended, with respect to the IPO.

     8.2 CONFIDENTIALITY. Subject to the last sentence of this Section and regardless of whether the Closing shall take place, or this agreement is terminated, Buyer, Sellers and Principal Shareholders all agree to keep the negotiation, execution and Closing of this agreement confidential and not to disclose the same or any documents prepared or delivered in connection therewith to any person without the prior written consent of Buyer and Principal Shareholders; except that each such party may advise their accountants, attorneys, appraisers, surveyors, engineers and other advisors, agents, employees, shareholders, investment advisors, underwriters, bankers, lenders and banks (collectively the "Agents") of the same as necessary in order to carry out and consummate the transactions contemplated herein; provided that they inform them of this confidentiality agreement and require them to keep the subject matter of it confidential and, provided further, however, no party hereto shall be liable for any breach or violation of this Section 8.2 confidentiality agreement because of disclosure of this agreement to any governmental agency as required for such party to fulfill its obligations under this agreement and to consummate the transactions contemplated by this agreement, as otherwise required by law, as necessary or appropriate in connection with Buyer's IPO, and as agreed to by the Buyer and the Principal Shareholders.

          After the Closing Date and subsequent to the disclosure to the employees of the KMC Group and the Buyer and their subsidiaries and affiliates of the transactions referred to in this agreement, Buyer may, at its election, publicly disclose the execution and delivery of this agreement and the other agreements referenced herein and in the Exhibits hereto and the details of the transactions consummated hereunder.

     8.3 BROKERS OR FINDERS. Each party represents to the other that no broker or agent has been involved on its behalf in the transactions contemplated herein, and agrees that if any claim for a commission or fee is asserted, it will be paid by the party which the broker or agent claims is represented by such broker or agent.

     8.4 PAYMENT OF EXPENSES. Whether or not the purchase and sale provided for herein shall be consummated, each party hereto shall pay his or its own expenses incident to preparing for, entering into and carrying out this agreement and the transactions contemplated hereby and Principal Shareholders shall pay all expenses of transferring the Assets from Sellers to Buyer, except Buyer will pay any sales taxes incident to said transfers.

     8.5 ARTICLE AND SECTION HEADINGS. Article and Section headings are employed in this agreement for reference purposes only and shall not affect the interpretation or meaning of this agreement.

     8.6 ASSIGNMENT, SUCCESSORS AND ASSIGNS. This agreement and the rights hereunder shall not be assignable or transferable by Buyer or Sellers (including by operation of law in connection with a merger or sale of substantially all of the assets) without the prior written consent of the other party hereto; provided that Buyer may assign this agreement and its rights to purchase the Assets hereunder to a wholly owned direct or indirect subsidiary (corporation, limited liability company or other entity) of Buyer without the prior written consent of Sellers, provided that no such assignment shall limit or affect Buyer's obligations hereunder and all references to Buyer hereunder shall be deemed to also include such subsidiary to which Buyer has assigned its right to purchase the Shares hereunder and provided, further however, that Buyer may assign this agreement by operation of law or otherwise as a part of the Transactions.

     8.7 NOTICES. Any notice or other communication required or permitted under this agreement shall be in writing and shall be deemed to have been duly given
(i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier services, fee prepaid, return receipt or other confirmation of delivery requested or (iv) when telecopied or sent by facsimile transmission if an additional notice is also given under (i), (ii) or
(iii) above within three days thereafter. Any such notice or communication shall be directed to a party at its address set forth below or at such other address as may be designated by a part in a notice given to all other parties hereto in accordance with the provisions of this Section.

         If to Sellers or to                         John E. Keith
         Principal Shareholders:                     169 Forest Hill Road
                                                     Hodgenville, KY  42728
                                                     Phone:  (502) 358-4035

                                                     Roy H. Keith, Jr.
                                                     782 Bates Road
                                                     Elizabethtown, KY  42701
                                                     Phone:  (502) 737-6007
         with, in the case of notice                 James T. Whitlow, Esq.
         to Sellers or Principal                     Whitlow & Scott
         Shareholders, a copy to (which              45 Lincoln Square
         shall not constitute notice):               P. O. Box 179
                                                     Hodgenville, KY  42748
                                                     Phone:  502-358-4344
                                                     Fax:      502-358-4536

         If to Buyer:                                Kurt M. Swenson, Chairman,
                                                     President
                                                     and Chief Executive Officer
                                                     Rock of Ages Corporation
                                                     369 North State Street
                                                     Concord, NH  03301
                                                     Phone:  603-225-8397
                                                     Fax:      603-225-4801

         with a copy to:                             John R. Monson, Esq.
         (which shall not                            Wiggin & Nourie, P.A.
         constitute notice)                          P.O. Box 808
                                                     Manchester, NH 03105
                                                     Phone:  603-669-2211
                                                     Fax:      603-623-8442

     8.8 COMPLETE AGREEMENT, WAIVERS. Neither this agreement nor any provision hereof may be changed, waived, modified, discharged, amended or terminated orally but only by an instrument in writing signed by all parties hereto. No action taken by any party after the date hereof, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance by any other party with any representations, warranties, covenants or agreements contained in this agreement. The waiver by any party hereto of a breach of any provision of this agreement shall not operate or be construed as a waiver of any other or any subsequent breach. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. This agreement, together with the Exhibits and Schedules attached hereto or incorporated herein pursuant to Section 8.12 hereof constitutes the only agreement among the parties hereto concerning the subject matter hereof and supersedes all prior agreements whether written or oral, relating thereto.

     8.9 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire and any actions brought pertaining to the same shall lie only in the Merrimack County New Hampshire Superior Court, in the United States District Court for the District of New Hampshire, the Hardin County Circuit Court, Kentucky, or the U.S. District Court for the Western District of Kentucky, in said States all of which are the sole and exclusive forums for any actions or claims by the parties to this agreement and each party hereto consents to the jurisdiction of, and venue in, said courts in any action brought by another party hereto and agrees that no claims or actions relating to any matter hereunder will be brought by them in any other courts of said States, any other country.

     8.10 TAX CONSEQUENCES. Each party represents and warrants that it has made an independent evaluation of the tax consequences resulting to such party as a result of the terms and effect of this agreement. No party shall have any recourse against any other party to this agreement nor shall this agreement be affected in any way by reason of the fact that the consummation of this agreement and the transactions contemplated thereby do not have the tax consequences anticipated by such party; provided that the foregoing shall not limit a party's liability for breach of any representation, warranty, covenant or agreement set forth herein.

     8.11 COUNTERPARTS. This agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures were on the same instrument. This agreement shall be effective and binding upon all parties hereto as of the time when all parties have executed a counterpart of this agreement.

     8.12 EXHIBITS. Each Exhibit or Schedule delivered pursuant to the terms of this agreement shall be in writing and shall constitute a part of this agreement. The parties may agree with respect to any Schedule or Exhibit required to be attached to this agreement, that such Schedule or Exhibit, if mutually satisfactory, may be attached to this agreement after the date of execution hereof and prior to the Closing and, after mutual approval thereof, such subsequently attached Schedule or Exhibit shall be treated as if it were attached to this agreement as of the date of execution of this agreement. All Exhibits and Schedules attached hereto are specifically incorporated herein by reference and made a part hereof. The words "agreement," "herein" and "hereof" as used herein shall in all respects include the entirety of this agreement together with all Exhibits and Schedules attached hereto and all documents required or permitted to be delivered hereunder.

     8.13 FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement all as of the date first set forth above.

WITNESS:                                    ROCK OF AGES CORPORATION


/s/                                         By: /S/ KURT M. SWENSON
--------------------------------                -------------------------------
                                                Kurt M. Swenson,
                                                Chairman of the Board, President
                                                and Chief Executive Officer

/s/                                         /S/ JOHN E. KEITH
--------------------------------            -----------------------------------
                                            John E. Keith, Principal Shareholder


/s/                                         /S/ ROY H. KEITH, JR.
--------------------------------            -----------------------------------
                                            Roy H. Keith, Jr., Principal
                                            Shareholder


                                            GLASGOW MONUMENT CO., INC.


/s/                                         By: /S/ ROY H. KEITH, JR.
--------------------------------                -------------------------------
                                                Roy H. Keith, Jr., President

                                            KEITH LETTERING AND SETTING
                                            CORPORATION


/s/                                         By: /S/ JOHN E. KEITH
--------------------------------                -------------------------------
                                                John E. Keith, President


                                            KEITH MONUMENT COMPANY


/s/                                         By: /S/ ROY H. KEITH, JR.
--------------------------------                -------------------------------
                                                Roy H. Keith, Jr., President


                                            NATIONAL MEMORIAL CORPORATION


/s/                                         By: /S/ ROY H. KEITH, JR.
--------------------------------                -------------------------------
                                                Roy H. Keith, Jr., President

                                             RIEHM-GERLACK MONUMENT CO.



/s/                                          By: /S/ ROY H. KEITH, JR.
--------------------------------                 -------------------------------
                                                 Roy H. Keith, Jr., President


                                             THE SNYDER CORPORATION


/s/                                          By: /S/ JOHN E. KEITH
--------------------------------             -----------------------------------
                                                 John E. Keith, President

                                   EXHIBIT 1.2

                                     TO THE

                            ASSET PURCHASE AGREEMENT

     The following are the Excluded Assets and Excluded Liabilities referred to in Sections 1.2 and 1.4:

     1. Two notes receivable from Green Meadows Cemetery, one to Keith Monument Company and one to National Memorial Corporation with a combined remaining unpaid balance of approximately $600,000.

     2. A certain tract of land and any related liabilities owned by Keith Monument Company held as a potential cemetery in Elizabethtown, Kentucky near I-65 and not used in the KMC Group's memorial business.

     3. Escrow Account of approximately $75,000 for Harry Jackson, held by Whitlow & Scott.

     4. The land and buildings at 810-812 East Broadway in Louisville, Kentucky owned by National Monument Corporation and any related liabilities.

     5. The stock of Clairmont Cemetery owned by National Memorial Corporation and any related liabilities.

     6. The cemetery property in Georgetown, Kentucky owned by National Memorial Corporation and any related liabilities.

     7. The Loan Amount of the KMC Group of $1,797,600 plus interest owed to David DeMarcus and the Covenant Not to Compete in the amount of $500,000 due David DeMarcus will not be assumed and will be paid at the Closing by Buyer as a deduction to the Purchase Price as set forth in Section 1.3(a) and the $500,000 Covenant Not to Compete will be held in escrow pursuant to an escrow agreement to be entered into among Sellers, Buyer and Whitlow & Scott.

     8. Life insurance policy and approximately $42,000 cash surrender value thereof on life of Roy H. Keith, Sr.

     9. Keith Monument Company interest and receivable on a $500,000 life insurance policy on the life of Susan S. Keith, having a value of approximately $83,000.

     10. Memberships in Valhalla Country Course and Oxmoor Country Club.

                                   EXHIBIT 3.2

                                     OF THE

                            ASSET PURCHASE AGREEMENT


     Buyer has and will be pursuing the IPO, its own corporate restructuring and other mergers and acquisitions (some of which have been consummated as of the date hereof, some of which are pending and some of which are proposed), will be restructuring and refinancing its credit facilities with its lenders, as necessary to consummate said transactions, may pursue other debt and equity financing it deems appropriate, and will otherwise be engaging in other transactions necessary and appropriate to consummate said transactions, including internal reorganizations, asset dispositions, dividends, mergers, and recapitalizations (all of the foregoing transactions being herein sometimes referred to in this agreement as the "Transactions").

                 LIST OF EXHIBITS TO ASSET PURCHASE AGREEMENT
                 --------------------------------------------

Exhibit 1.3(b)       Escrow Agreement

Exhibit 1.7(A)       Tentative Allocations of Purchase Price

Exhibit 1.7(b)       Escrow Agreement

Exhibit 2.1          Employment Agreement for JK

Exhibit 2.2          Employment Agreement for RK

Exhibit 2.3          Stock Subscription Agreement for NMC

Exhibit 2.5 Acquisition Noncompete, Nonsolicitation and Nondisclosure Agreement for JK

Exhibit 2.6 Acquisition Noncompete, Nonsolicitation and Nondisclosure Agreement for RK

Exhibit 2.7          Lease Agreement

Exhibit 2.8          Covenant not to Compete from Sellers

Exhibit 3.2(e)       Swenson Group Financial Statements

Exhibit 3.2(h)       Litigation

Exhibit 3.2(m) Environmental Laws and Hazardous Materials (Environmental Definitions)

Exhibit 3.3(c)       Sellers' Insurance

Exhibit 3.3(d)       Sellers' Financial Statements

Exhibit 3.3(f)       Sellers' Group Realty

Exhibit 3.3(h)       Collective Bargaining Agreements, Labor Agreements, etc.

Exhibit 3.3(k)       Seller Licenses, Permits and Approvals

Exhibit 3.3(m) Seller Pension, Profit Sharing, Stock Bonus and Other Deferred Compensation Arrangements

Exhibit 3.3(o) Seller Intellectual Property and Proprietary Interest; Insurance; Material Contracts

Schedule to Asset    Buyer's Disclosure Schedule Under Section 3.1 and 3.2
Purchase Agreement

Schedule to Asset    Sellers' Disclosure Schedule Under Section 3.1 and 3.3
Purchase Agreement


Rock of Ages Corporation agrees to furnish supplementally to the Commission a copy of any omitted schedule upon request.